UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NATURAL HEALTH FARM HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	20 North Orange Avenue, Suite 1100 Orlando, Florida 32801	98-1032170
(State of incorporation or organization)	(Address of principal executive offices and zip code)	(I.R.S. Employer Identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-226623

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Natural Health Farm Holdings Inc. Registration Statement on Form S-1 filed October 29, 2018, as amended and supplemented (File No. 333-228040), is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit	Item
3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 as filed on October 20, 2014 and incorporated by reference herein)
3.2	By-Laws (filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 as filed on October 20, 2014 and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 15, 2019

CONTURA ENERGY, INC.

By:	/s/ Tee Chuen Meng
Name:	Tee Chuen Meng
Title:	Chief Executive Officer